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                                                                   Exhibit 23.6

                          Consent of Stanley Kreitman

     I, Stanley Kreitman, consent to being named as a director nominee and to all references to me in the Registration Statement of PMCC Financial Corp., and the Prospectus that is a part hereof.




                                              /s/ Stanley Kreitman
                                              ----------------------------
                                                Stanley Kreitman


Dated: January 6, 1998